CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements of Palm Desert Art, Inc. (the "Company") on Form S-8 of our report dated August 12, 1999 relating to the audit of the Company's financial statements appearing in the Form 10-KSB of the Company at and for the year ended April 30, 1999

                                       /S/ J.M. Rose


Woodland Hills, CA
August 13,1999